UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 3, 2006
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware	77-0054952
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On August 3, 2006 Adeza Biomedical Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1.
Item 3.01. Failure to Satisfy a Continued Listing Rule or Standard
     (b) Effective July 31, 2006, Nancy D. Burrus resigned from the Board of Directors of the Company. This resignation was not the result of any disagreement with the Company. Ms. Burrus served as a member of the Board’s Compensation and Audit Committees. As a result of Ms. Burrus’ resignation, the Company’s Audit Committee does not meet the requirement of NASD Rule 4350(d)(2)(A) for three independent members. The Company is relying on the cure period set forth in NASD Rule 4350(d)(4)(B), which allows the Company to cure such non-compliance before its next annual shareholders meeting. The Company has notified Nasdaq of such circumstances are required by NASD Rule 4350(d)(4)(B).
Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) See disclosure under Item 3.01 above.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit 99.1	Press release dated August 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: August 3, 2006	By:	/s/Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated August 3, 2006